Exhibit 99.01
Cadence Reports First Quarter 2019 Financial Results
SAN JOSE, Calif. — April 22, 2019 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced results for the first quarter of 2019.
Cadence reported first quarter 2019 revenue of $577 million, compared to revenue of $517 million reported for the same period in 2018. On a GAAP basis, Cadence achieved operating margin of 22 percent and recognized net income of $121 million, or $0.43 per share on a diluted basis, in the first quarter of 2019, compared to operating margin of 17 percent and net income of $73 million, or $0.26 per share on a diluted basis, for the same period in 2018.
Using the non-GAAP measure defined below, operating margin for the first quarter of 2019 was 32 percent and net income was $152 million, or $0.54 per share on a diluted basis, compared to operating margin of 28 percent and net income of $113 million, or $0.40 per share on a diluted basis, for the same period in 2018.
“Cadence achieved excellent operating results for the first quarter delivering 11 percent revenue growth and 32 percent non-GAAP operating margin.  Our business is mission critical to silicon development, which is the cornerstone of all design activity,” said Lip-Bu Tan, chief executive officer.  “We announced Clarity™ 3D Solver, our first product in the System Analysis space, as we introduced the next phase of our System Design Enablement strategy to provide more capabilities and value to customers and expand our TAM.”
“I’m pleased with our financial discipline and continued broad-based growth,” said John Wall, senior vice president and chief financial officer. “We are raising our outlook for the year as technology trends like AI and 5G continue to drive strong design activity across all lines of our business.”
CFO Commentary
Commentary on the first quarter 2019 financial results by John Wall, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
For the second quarter of 2019, the company expects total revenue in the range of $575 million to $585 million. Second quarter GAAP operating margin is expected to be in the range of 21 percent to 22 percent and GAAP net income per diluted share is expected to be in the range of $0.34 to $0.36. Using the non-GAAP measure defined below, operating margin is expected to be in the range of 31 percent to 32 percent and net income per diluted share is expected to be in the range of $0.52 to $0.54.
For 2019, the company expects total revenue in the range of $2.305 billion to $2.335 billion. On a GAAP basis, operating margin is expected to be approximately 21 percent and net income per diluted share for 2019 is expected to be in the range of $1.39 to $1.47. Using the non-GAAP measure defined below, operating margin for 2019 is expected to be approximately 31 percent and net income per diluted share for 2019 is expected to be in the range of $2.04 to $2.12.
A schedule showing a reconciliation of the business outlook from GAAP operating margin, GAAP net income and diluted net income per share to non-GAAP operating margin and non-GAAP net income and diluted net income per share is included in this release.
Audio Webcast Scheduled

Lip-Bu Tan, chief executive officer, and John Wall, senior vice president and chief financial officer, will host the first quarter 2019 financial results audio webcast today, April 22, 2019, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting April 22, 2019 at 5 p.m. (Pacific) and ending June 14, 2019 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.

About Cadence
Cadence enables electronic systems and semiconductor companies to create the innovative end products that are transforming the way people live, work and play. Cadence® software, hardware and semiconductor IP are used by customers to deliver products to market faster. The company’s System Design Enablement strategy helps customers develop differentiated products—from chips to boards to systems—in mobile, consumer, cloud datacenter, automotive, aerospace, IoT, industrial and other market segments. Cadence is listed as one of Fortune Magazine's 100 Best Companies to Work For. Learn more at www.cadence.com.
Cadence, the Cadence logo and Clarity are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
The statements contained above, as well as the information in the Business Outlook section, are or include forward-looking statements based on current expectations or beliefs and preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) the success of Cadence’s efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products; (iv) change in customer demands, including those resulting from consolidation among Cadence’s customers and the possibility that the restructurings and other efforts to improve operational efficiency of Cadence’s customers could result in delays in purchases of Cadence’s products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, changes in tax laws, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires, including the potential inability to retain customers, key employees or vendors; (ix) the effects of Cadence’s efforts to improve operational efficiency in its business, including strategic, customer and supplier relationships, and its ability to retain key employees; (x) events that affect cash flow, liquidity, reserves or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes and tax examinations, litigation or other matters; and (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party. In addition, the timing and amount of Cadence's repurchase of its common stock under the authorizations will be subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, which include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, acquisition and integration-related costs including retention expenses, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of Cadence’s core business operations and therefore provides supplemental information to Cadence management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence's business from the same perspective as Cadence management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP operating margin, GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Operating Margin Reconciliation	Three Months Ended
	March 30, 2019	March 31, 2018
	(unaudited)
GAAP operating margin as a percent of total revenue	22%	17%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Amortization of acquired intangibles	2%	3%
Stock-based compensation expense	7%	7%
Non-qualified deferred compensation expenses	1%	0%
Restructuring and other credits	0%	0%
Acquisition and integration-related costs	0%	1%
Non-GAAP operating margin as a percent of total revenue	32%	28%

Net Income Reconciliation	Three Months Ended
	March 30, 2019	March 31, 2018
	(unaudited)
(in thousands)
Net income on a GAAP basis	$120,555	$72,885
Amortization of acquired intangibles	13,162	13,907
Stock-based compensation expense	42,253	37,901
Non-qualified deferred compensation expenses	2,540	127
Restructuring and other credits	(689)	(1,991)
Acquisition and integration-related costs	914	7,783
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(5,187)	(1,123)
Income tax effect of non-GAAP adjustments	(21,307)	(16,280)
Net income on a non-GAAP basis	$152,241	$113,209

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income Per Share Reconciliation	Three Months Ended
	March 30, 2019	March 31, 2018
	(unaudited)
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$0.43	$0.26
Amortization of acquired intangibles	0.05	0.05
Stock-based compensation expense	0.15	0.13
Non-qualified deferred compensation expenses	0.01	—
Restructuring and other credits	—	(0.01)
Acquisition and integration-related costs	—	0.03
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(0.02)	—
Income tax effect of non-GAAP adjustments	(0.08)	(0.06)
Diluted net income per share on a non-GAAP basis	$0.54	$0.40
Shares used in calculation of diluted net income per share — GAAP**	280,615	281,651
Shares used in calculation of diluted net income per share — non-GAAP**	280,615	281,651

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

**
Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning June 14, 2019, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute Cadence’s current expectations. During the Quiet Period, the business outlook in these documents should be considered historical, speaking as of prior to the Quiet Period only and not subject to any update by Cadence. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until Cadence’s second quarter 2019 earnings release is published, which is currently scheduled for July 22, 2019.

For more information, please contact:
Cadence Investor Relations
408-944-7100
investor_relations@cadence.com
Cadence Newsroom
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
March 30, 2019 and December 29, 2018
(In thousands)
(Unaudited)

	March 30, 2019	December 29, 2018
Current assets:
Cash and cash equivalents	$538,898	$533,298
Receivables, net of allowances of $3,566 and $3,936, respectively	264,767	297,082
Inventories	37,480	28,162
Prepaid expenses and other	76,802	92,550
Total current assets	917,947	951,092
Property, plant and equipment, net of accumulated depreciation of $712,996 and $698,493, respectively	253,392	252,630
Goodwill	662,871	662,272
Acquired intangibles, net of accumulated amortization of $324,393 and $333,687, respectively	212,298	225,457
Long-term receivables	3,241	5,972
Other assets	496,562	371,231
Total assets	$2,546,311	$2,468,654
Current liabilities:
Revolving credit facility	$50,000	$100,000
Accounts payable and accrued liabilities	235,688	256,526
Current portion of deferred revenue	345,751	352,456
Total current liabilities	631,439	708,982
Long-term liabilities:
Long-term portion of deferred revenue	51,312	48,718
Long-term debt	345,470	345,291
Other long-term liabilities	152,253	77,262
Total long-term liabilities	549,035	471,271
Stockholders’ equity	1,365,837	1,288,401
Total liabilities and stockholders’ equity	$2,546,311	$2,468,654

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three Months Ended March 30, 2019 and March 31, 2018
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018
Revenue:
Product and maintenance	$543,518	$480,609
Services	33,224	36,704
Total revenue	576,742	517,313
Costs and expenses:
Cost of product and maintenance	50,522	41,730
Cost of services	20,063	21,479
Marketing and sales	116,830	109,148
Research and development	228,210	224,185
General and administrative	30,102	33,299
Amortization of acquired intangibles	3,308	3,630
Restructuring and other credits	(689)	(1,991)
Total costs and expenses	448,346	431,480
Income from operations	128,396	85,833
Interest expense	(5,391)	(6,975)
Other income (expense), net	5,241	(689)
Income before provision for income taxes	128,246	78,169
Provision for income taxes	7,691	5,284
Net income	$120,555	$72,885
Net income per share - basic	$0.44	$0.27
Net income per share - diluted	$0.43	$0.26
Weighted average common shares outstanding - basic	273,066	273,773
Weighted average common shares outstanding - diluted	280,615	281,651

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Three Months Ended March 30, 2019 and March 31, 2018
(In thousands)
(Unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018
Cash and cash equivalents at beginning of period	$533,298	$688,087
Cash flows from operating activities:
Net income	120,555	72,885
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,740	29,389
Amortization of debt discount and fees	247	292
Stock-based compensation	42,253	37,901
Gain on investments, net	(2,646)	(996)
Deferred income taxes	(4,966)	1,363
Provisions for losses (recoveries) on receivables	(183)	666
Other non-cash items	122	(170)
Changes in operating assets and liabilities:
Receivables	35,681	(10,988)
Inventories	(10,618)	2,105
Prepaid expenses and other	15,618	8,392
Other assets	10,729	8,025
Accounts payable and accrued liabilities	(43,954)	(46,956)
Deferred revenue	(4,451)	59,854
Other long-term liabilities	(2,713)	(4,115)
Net cash provided by operating activities	185,414	157,647
Cash flows from investing activities:
Purchases of non-marketable investments	(33,664)	—
Proceeds from the sale of non-marketable investments	2,952	—
Purchases of property, plant and equipment	(15,275)	(13,128)
Net cash used for investing activities	(45,987)	(13,128)
Cash flows from financing activities:
Proceeds from revolving credit facility	50,000	—
Payment on revolving credit facility	(100,000)	(40,000)
Proceeds from issuance of common stock	29,858	23,339
Stock received for payment of employee taxes on vesting of restricted stock	(32,822)	(26,515)
Payments for repurchases of common stock	(81,114)	(50,013)
Change in book overdraft	—	(3,867)
Net cash used for financing activities	(134,078)	(97,056)
Effect of exchange rate changes on cash and cash equivalents	251	11,418
Increase in cash and cash equivalents	5,600	58,881
Cash and cash equivalents at end of period	$538,898	$746,968

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2018					2019
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1
Americas	45%	46%	44%	44%	45%	44%
China	9%	8%	9%	13%	10%	10%
Other Asia	18%	18%	20%	18%	18%	19%
Europe, Middle East and Africa	20%	20%	19%	17%	19%	18%
Japan	8%	8%	8%	8%	8%	9%
Total	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Group (% of Total Revenue)

	2018					2019
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1
Functional Verification, including Emulation and Prototyping Hardware	26%	23%	22%	25%	24%	24%
Digital IC Design and Signoff	30%	30%	30%	28%	29%	30%
Custom IC Design and Simulation	26%	26%	26%	25%	26%	25%
System Interconnect and Analysis	9%	9%	9%	9%	9%	9%
IP	9%	12%	13%	13%	12%	12%
Total	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Operating Margin
As of April 22, 2019
(Unaudited)

	Three Months Ending June 29, 2019	Year Ending December 28, 2019
	Forecast	Forecast
GAAP operating margin as a percent of total revenue	21% - 22%	~21%

Reconciling items to non-GAAP operating margin as a percent of total revenue:
Amortization of acquired intangibles	2%	2%
Stock-based compensation expense	8%	8%
Non-qualified deferred compensation expenses	0%	0%
Restructuring and other charges (credits)	0%	0%
Acquisition and integration-related costs	0%	0%
Non-GAAP operating margin as a percent of total revenue†	31% - 32%	~31%

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
As of April 22, 2019
(Unaudited)

	Three Months Ending June 29, 2019	Year Ending December 28, 2019
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.34 to $0.36	$1.39 to $1.47
Amortization of acquired intangibles	0.05	0.19
Stock-based compensation expense	0.16	0.65
Non-qualified deferred compensation expenses	—	0.01
Restructuring and other charges (credits)	—	—
Acquisition and integration-related costs	0.01	0.02
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(0.02)
Income tax effect of non-GAAP adjustments	(0.04)	(0.20)
Diluted net income per share on a non-GAAP basis†	$0.52 to $0.54	$2.04 to $2.12

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Net Income
As of April 22, 2019
(Unaudited)

	Three Months Ending June 29, 2019	Year Ending December 28, 2019
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$96 to $102	$390 to $412
Amortization of acquired intangibles	14	53
Stock-based compensation expense	44	182
Non-qualified deferred compensation expenses	—	3
Restructuring and other charges (credits)	—	(1)
Acquisition and integration-related costs	2	6
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(5)
Income tax effect of non-GAAP adjustments	(11)	(56)
Net income on a non-GAAP basis†	$145 to $151	$572 to $594

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.